                                                                 EXHIBIT 21.1



                         SUBSIDIARIES OF REGISTRANT


                                     State or Country           Name Under
                                    of Incorporation or         Which does
        Name                           Organization              Business
        ----                        -------------------         ----------
Potomac Exploration
Acquisition Corporation                  Oklahoma                  Same

Potomac Energy
(BVI) Ltd.                        British Virgin Islands           Same